EXHIBIT 10.21
Credit Line Approval Notice
Annual Renew Date: November 30, 2026.
A. Borrower and Joint Guarantors

Borrower	FGI International, Limited	Joint Guarantors	(1) LIANG CHOU CHEN (49.91%)
Uniform Invoice Number	FG000049		(2) CHEN JOHN SHU NAN (100%)
Representative	CHEN JOHN SHU NAN		(3) FGI Industries LTD. (100%)
		Co-Issuer	(1) LIANG CHOU CHEN (49.91%)
(2) CHEN JOHN SHU NAN (100%)
(3) FGI Industries LTD. (100%)
		Promissory Note Maker	-
B. Approved Credit Limit

Facility	Product Name	Limited Amount (in thousands)	Tenor (Months)	Interests or Bank Fee
Trade Financing Limit-Short term Unsecured TW00262187案	Export financing-OA-Short term Unsecured	USD2,500	12M	Rate Type for USD: Bargaining Rate Repayment & Interest Payment Methods: Bullet, Monthly
Joint Guarantor, Co-Issuer: FGI INDUSTRIES LTD. (100%), CHEN JOHN SHU NAN (100%), LIANG CHOU CHEN (49.91%)
1. The Export financing O/A amount is borrowed based on 90% of the amount in the transaction list, and no shipping documents are required.
2. Maximum Export financing-OA Days for Each Deal: 120 Days. The financing term is not subject to the purchase and sale payment term conditions.
3. Export O/A financing documents should exclude related parties：FGI Industries Inc. and FGI Canada limited.
4. Reviewed every three months: According to the transaction list provided by FGI International, Limited when applying for financing, the buyer's payment needs to be remitted to FGI International, Limited’s account at China Trust Commercial Bank Co., Ltd
5. The minutes of the board resolutions of guaranteed must be collected before February 28, 2026.

C. Notes
1.After you sign this Credit Line Approval Notice, due to changes in market conditions, the Bank reserves the right to adjust the interest rate/handling fees or request reactivation of the revolving credit limit for your account. Upon notification, if you confirm the need for funds, both parties may jointly agree on a revised interest rate/handling fee or borrowing amount, and the related borrowing application documents shall be submitted accordingly. Once the borrowing application documents are submitted, the Bank will proceed accordingly; all other matters shall be handled in accordance with the relevant provisions of the credit agreement.
2.Please provide the Board of Directors’ meeting minutes regarding the above-mentioned credit limit.

CTBC Bank Co., Ltd.
December 18, 2025